[HNF LETTERHEAD]


                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Jurak Corporation World Wide, Inc.


We hereby consent to the use in this Registration statement on Form S-1 of our report, dated August 5, 1998 (except for Note 5, as to which the date is December 16, 1998), relating to the financial statements of Jurak Corporation World Wide, Inc. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


                                       /s/ House, Nezerka & Froelich, P.A.

Bloomington, Minnesota
May 24, 1999